EXHIBIT 12
                        U S WEST Communications, Inc.
                      RATIO OF EARNINGS TO FIXED CHARGES
                            (Dollars in Millions)





                                               Quarter    Quarter
                                               Ended      Ended
                                                 9/30/95    9/30/94
-------------------------------------------      -------    -------
Income before income taxes                     $     478  $     457
Interest expense (net of amounts capitalized)         98         82
Interest factor on rentals (1/3)                      13         16
                                                --------   --------
Earnings                                       $     589  $     555

Interest expense                                     109         89
Interest factor on rentals (1/3)                      13         16
                                                --------   --------
Fixed charges                                  $     122  $     105

Ratio of earnings to fixed charges                  4.83       5.29
-------------------------------------------     --------   --------





                                               Year-to-   Year-to-
                                               date       date
                                                 9/30/95    9/30/94
--------------------------------------------     -------    -------
Income before income taxes                     $   1,461  $   1,404
Interest expense (net of amounts capitalized)        284        243
Interest factor on rentals (1/3)                      44         52
                                                --------   --------
Earnings                                       $   1,789  $   1,699

Interest expense                                     314        263
Interest factor on rentals (1/3)                      44         52
                                                --------   --------
Fixed charges                                  $     358  $     315

Ratio of earnings to fixed charges                  5.00       5.39
 -------------------------------------------    --------   --------

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